AMENDMENT #1
TO THE
FPL  GROUP, INC.
SUPPLEMENTAL  EXECUTIVE  RETIREMENT  PLAN

	In accordance with Subsection 5.01(a) of the FPL Group, Inc. Supplemental Executive Retirement Plan, as amended and restated effective April 1, 1997 (the "Plan"), the Compensation Committee of the Board of Directors of FPL Group, Inc. (the "Committee") hereby amends the Plan as follows:

First:		Section 1.12 of the Plan is revised by adding to the end
thereof the following new paragraph:

In addition, the Vice President of Human Resources of
Group ("VP-HR") may select any other management or highly compensated employee of an Employer as an "Employee". The
VP-HR may in his discretion determine that a management or highly compensated employee previously selected by him shall no longer be eligible to actively participate in the Plan until such time as such individual is again selected to participate by the VP-HR or otherwise becomes an "Employee" as a result of satisfying the eligibility condition described in the preceding paragraph. In this event, the Participant's supplemental pension benefit (as described in Subsection 3.01(b)) shall be frozen, and no additional supplemental matching contributions (as described in Subsection 3.01(c)(1)) will be credited to his supplemental matching contribution account (as described in Subsection 3.01(c)), however, such account shall continue to be credited with theoretical earnings
(as described in Subsection 3.01(c)(2)) until such account is distributed.

Second:	The changes set forth in this Amendment #1 shall be effective as of January 1, 1998.

Third:		In all other respects, the Plan shall remain unchanged by
this Amendment #1.

	IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors has caused this amendment to be signed by its duly authorized officer and its corporate seal to be hereunto affixed as of this 14th day of September, 1998.

FPL  GROUP,  INC.

By: LARRY KELLEHER

Title: V.P. FPL GROUP

AMENDMENT #2
TO THE
FPL  GROUP, INC.
SUPPLEMENTAL  EXECUTIVE  RETIREMENT  PLAN

	In accordance with Subsection 5.01(a) of the FPL Group, Inc. Supplemental Executive Retirement Plan, as amended and restated effective April 1, 1997, and as subsequently amended by Amendment #1 (the "Plan"), the President or any Vice President of FPL Group, Inc. (a "Corporate Officer") hereby further amends the Plan as follows:

First:		Subsection 3.04(d) of the Plan is revised to read as
follows:

	(d)	Spousal Rights - Except as described in Section 3.07,
nothing contained in this Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under the Plan by virtue of Code Sections 401(a)(11) or 417 or ERISA Section
205 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities) or Code Section 401(a)(13)(B) or 414(p) or ERISA Section
206(d)(3) (relating to qualified domestic relations orders).

Second:	A new Section 3.07 is added to read as follows:

	3.07	Distributions under Domestic Relations Orders - Nothing
contained in this Plan prevents the Employer, in accordance with the direction of EBPAC (or its delegatee), from complying with the provisions of a judgment, decree, or order (including approval of a property settlement agreement ) resulting from a divorce, legal separation, annulment or change in legal custody that assigns to a spouse, former spouse, child or other dependent of a Participant (an "Alternate Payee") the right to receive all or a portion of the vested benefits of a Participant under the Plan in a form of payment permitted under the terms of the Plan. (a "Domestic Relations Order"). The
Employer shall make any payments required under this
Section 3.07 by separate checks to each Alternate Payee, unless otherwise explicitly provided in the Domestic
Relations Order. Distribution to an Alternate Payee under a Domestic Relations Order is permitted at any time, irrespective of whether the Participant is currently entitled to a distribution of his vested benefits under the Plan. A distribution to an Alternate Payee prior to the time the Participant is entitled to a distribution of his vested benefits under the Plan is available only if the Domestic Relations Order explicitly requires distribution at that time. Notwithstanding the foregoing, nothing in this Section 3.07 provides a Participant the right to receive a distribution of his vested benefits at a time not otherwise permitted under the terms of the Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under the Plan.

Within a reasonable period of time after receiving the Domestic Relations Order, EBPAC (or its delegatee) will determine whether such order complies with the terms of the Plan and will notify the Participant and each Alternate Payee of its determination. If any portion of the Participant's vested benefit is payable during the period EBPAC (or its delegatee) is making such determination, EBPAC shall make a separate accounting of the amounts payable.

Third:		Section 6.05 of the Plan is revised to read as follows:

	6.05	Spendthrift Clause - Except as provided in Sections 3.05,
3.06 or 3.07, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary nor subject to the debts, contracts, liabilities, engagements, or torts of a Participant or Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void, except as provided by Sections 3.05, 3.06 or 3.07.

Fourth:	The changes set forth in this Amendment #2 shall be effective as of January 1, 1998.

Fifth:		In all other respects, the Plan shall remain unchanged by
this Amendment #2.

	IN WITNESS WHEREOF, the undersigned Corporate Officer has adopted this Amendment this 17th day of September 1998.

FPL  GROUP,  INC.

By: LARRY KELLEHER

Title: SR. V.P.